Exhibit 99.1

Contact:	Joel S. Marcus
Chairman/Chief Executive Officer
Alexandria Real Estate Equities, Inc.
(626) 578-9693

ALEXANDRIA REAL ESTATE EQUITIES, INC.

REPORTS FIRST QUARTER 2010

OPERATING AND FINANCIAL RESULTS

Highlights

First Quarter 2010:

•    First Quarter 2010 Funds from Operations Per Share (Diluted) Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders of $1.09

•    First Quarter 2010 Earnings Per Share (Diluted) Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders of $0.47

•    First Quarter 2010 GAAP Same Property Revenues Less Operating Expenses Up Approximately 1%

•    Executed 42 Leases for 564,000 Rentable Square Feet, Including 137,000 Rentable Square Feet of Redevelopment and Development Space

•    First Quarter 2010 GAAP Rental Rate Increase of 1.8% on Renewed/Released Space

•    First Quarter 2010 Occupancy Remains Steady at 94.0%

•             Completed Ground-Up Development of One Property in Seattle, Washington Aggregating 115,000 Rentable Square Feet Pursuant to a 10-Year Lease with Gilead Sciences, Inc.

•    Completed Redevelopment of Space Aggregating 56,000 Rentable Square Feet; 100% Leased

•    Repaid Two Secured Loans Aggregating $11 Million

•    Sold One Property Aggregating 71,000 Rentable Square Feet Previously Classified as “Held For Sale”

•    One Land Parcel for Future Ground-Up Development of an 80,000 Square Foot Building Classified as “Held for Sale” as of March 31, 2010

•    Received LEED® Silver Certifications for Two Buildings in San Francisco Bay Market

Other:

•             In April 2010, Executed a 10-Year Lease with Large Cap Life Science Company for 49,000 Rentable Square Feet at The Alexandria Center for Science and Technology at Mission Bay

PASADENA, CA. — April 29, 2010 — Alexandria Real Estate Equities, Inc. (NYSE: ARE) today announced operating and financial results for the first quarter ended March 31, 2010.

Financial Results

For the first quarter of 2010, we reported funds from operations (“FFO”) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $53,980,000, or $1.09 per share (diluted), compared to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $61,329,000, or $1.89 per share (diluted), for the first quarter of 2009.  Comparing the first quarter of 2010 to the first quarter of 2009, FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders decreased 12% and FFO per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders decreased 42%.  In the first quarter of 2009, we recognized additional rental income of approximately $18,509,000 related to a modification of a lease for a property in South San Francisco, California.  Excluding the property in South San Francisco, California, FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders was $43,424,000, or $1.34 per share (diluted), for the first quarter of 2009.  The weighted average number of common stock outstanding for calculating FFO per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders totaled 49,654,614 and 32,498,107 for the first quarter of 2010 and 2009, respectively.

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ALEXANDRIA REAL ESTATE EQUITIES, INC. REPORTS FIRST QUARTER 2010 RESULTS

FFO is a non-GAAP measure widely used by publicly traded real estate investment trusts.  We compute FFO in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in its April 2002 White Paper and related implementation guidance.  A reconciliation of net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders in accordance with United States generally accepted accounting principles (“GAAP”) to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders is included in the financial information accompanying this press release.  The primary reconciling item between GAAP net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders and FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders is depreciation and amortization expense. Depreciation and amortization expense for the three months ended March 31, 2010 and 2009 was $29,738,000 and $31,446,000, respectively.  Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the first quarter of 2010 was $20,542,000, or $0.47 per share (diluted), compared to net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $32,769,000, or $1.01 per share (diluted), for the first quarter of 2009.  The weighted average number of common stock outstanding for calculating earnings per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders totaled 43,857,513 and 32,498,107 for the first quarter of 2010 and 2009, respectively.

Leasing Activity

For the first quarter of 2010, we executed a total of 42 leases for approximately 564,000 rentable square feet of space at 28 different properties (excluding month-to-month leases).  Of this total, approximately 348,000 rentable square feet related to new or renewal leases of previously leased space (renewed/released space) and approximately 216,000 rentable square feet related to developed, redeveloped or previously vacant space.  Of the 216,000 rentable square feet, approximately 137,000 rentable square feet were related to our development or redevelopment programs, with the remaining approximately 79,000 rentable square feet related to previously vacant space.  Rental rates for these new or renewal leases (renewed/released space) were on average approximately 1.8% higher (on a GAAP basis) than rental rates for expiring leases.

As of March 31, 2010, approximately 88% of our leases (on a rentable square footage basis) were triple net leases, requiring tenants to pay substantially all real estate taxes and insurance, common area and other operating expenses, including increases thereto.  In addition, approximately 8% of our leases (on a rentable square footage basis) required the tenants to pay a majority of operating expenses.  Additionally, approximately 92% of our leases (on a rentable square footage basis) provided for the recapture of certain capital expenditures, and approximately 94% of our leases (on a rentable square footage basis) contained effective annual rent escalations that were either fixed or indexed based on the consumer price index or another index.

Dispositions

In the first quarter of 2010, we sold one property located in the Seattle, Washington market aggregating 70,647 rentable square feet for approximately $11.8 million at a gain.  This property was located outside of our primary submarket location in Seattle.  The buyer of this building intends to invest a significant amount of capital prior to occupancy of it for their own use.  As of March 31, 2010, one land parcel for future ground-up development of an 80,000 square foot building was classified as “held for sale.”

Other Recent Events

In April 2010, we executed a 10-year lease with a large cap life science company for approximately 49,000 rentable square feet at The Alexandria Center for Science and Technology at Mission Bay.

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ALEXANDRIA REAL ESTATE EQUITIES, INC. REPORTS FIRST QUARTER 2010 RESULTS

Earnings Outlook

Based on our current view of existing market conditions and certain current assumptions, our updated guidance for FFO per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders and earnings per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders is as follows:

	2010
FFO per share (diluted)	$4.	43
Earnings per share (diluted)	$1.	80

Client Tenant Base

The quality, diversity, breadth, and depth of our significant relationships with our life science client tenants provide Alexandria Real Estate Equities, Inc. (“Alexandria”) with consistent and solid cash flows. As of March 31, 2010, Alexandria’s multinational pharmaceutical client tenants represented approximately 28% of our annualized base rent, led by Novartis AG, Roche Holding Ltd, GlaxoSmithKline plc, Pfizer Inc., Johnson & Johnson, and Merck & Co., Inc.; revenue-producing life science product and service companies represented approximately 19%, led by Quest Diagnostics Incorporated, Qiagen N.V., Laboratory Corporation of America Holdings, and Monsanto Company; public biotechnology companies represented approximately 18% and included the three largest in the sector, Amgen Inc., Gilead Sciences, Inc., and Celgene Corporation; government agencies and renowned medical and research institutions represented approximately 15% and included The Scripps Research Institute, Massachusetts Institute of Technology, Fred Hutchinson Cancer Research Center, University of Washington, Sanford-Burnham Medical Research Institute, and the United States Government; private biotechnology companies represented approximately 13% and included high-quality, leading-edge companies with blue-chip venture and institutional investors, including Ambrx, Inc., Intellikine, Inc., MacroGenics, Inc., and Tolerx, Inc.; and the remaining approximately 7% consisted of traditional office tenants. Two of the fastest-growing client tenant sectors by revenue currently include leading institutional and multinational pharmaceutical entities. Alexandria’s strong life science underwriting skills, long-term life science industry relationships, and sophisticated management with both real estate and life science operating expertise set the Company apart from all other publicly traded REITs and real estate companies.

Earnings Call Information

We will host a conference call on Thursday, April 29, 2010 at 3:00 p.m. Eastern Time (“ET”)/12:00 p.m. noon Pacific Time (“PT”) that is open to the general public to discuss our financial and operating results for the first quarter ended March 31, 2010.  To participate in this conference call, dial (719) 457-2668 and confirmation code 1945679, shortly before 3:00 p.m ET/12:00 p.m. noon PT.  The audio web cast can be accessed at: www.labspace.com, in the Corporate Information section.  A replay of the call will be available for a limited time from 6:00 p.m. ET/3:00 p.m. PT on Thursday, April 29, 2010.  The replay number is (719) 457-0820 and the confirmation code is 1945679.

Additionally, a copy of Alexandria Real Estate Equities, Inc.’s Supplemental Financial, Operating, & Property Information for the quarter ended March 31, 2010 and this press release are available in the Corporate Information section of our website at www.labspace.com.

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ALEXANDRIA REAL ESTATE EQUITIES, INC. REPORTS FIRST QUARTER 2010 RESULTS

About the Company

Alexandria Real Estate Equities, Inc., Landlord of Choice to the Life Science Industry®, is the largest owner and preeminent REIT focused principally on cluster development through the ownership, operation, management, selective redevelopment, development, and acquisition of properties containing life science laboratory space.  Alexandria is the leading provider of high-quality, environmentally sustainable real estate, technical infrastructure, and services to the broad and diverse life science industry. Client tenants include institutional (universities and independent not-for-profit institutions), pharmaceutical, biotechnology, medical device, product, service, and translational entities, as well as government agencies. Alexandria’s operating platform is based on the principle of “clustering,” with assets and operations located in key life science markets.  Our asset base contains 161 properties approximating 12.7 million rentable square feet consisting of 156 properties approximating 11.8 million rentable square feet (including spaces undergoing active redevelopment) and five properties undergoing ground-up development approximating an additional 865,000 rentable square feet.  In addition, our asset base will enable us to grow to approximately 24.0 million rentable square feet through additional ground-up development of approximately 11.3 million rentable square feet.

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This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include, without limitation, statements regarding our 2010 earnings per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders, 2010 FFO per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders, the business plans of certain tenants, and the expected impact of the conversion of our unsecured convertible notes.  Our actual results may differ materially from those projected in such forward-looking statements.  Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully complete and lease our existing space held for redevelopment and new properties acquired for that purpose and any properties undergoing development, our failure to successfully operate or lease acquired properties, decreased rental rates or increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, general and local economic conditions, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”).  All forward-looking statements are made as of the date of this press release, and we assume no obligation to update this information.  For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Condensed Consolidated Income Statements

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2010	2009 (1)
Revenues
Rental	$88,858	$104,011
Tenant recoveries	26,558	26,796
Other income	1,071	752
Total revenues	116,487	131,559

Expenses
Rental operations	31,651	32,434
General and administrative	9,481	9,418
Interest	17,562	20,199
Depreciation and amortization	29,735	31,242
Total expenses	88,429	93,293

Income from continuing operations	28,058	38,266

Income from discontinued operations, net	727	2,983

Net income	28,785	41,249

Net income attributable to noncontrolling interests	935	875
Dividends on preferred stock	7,089	7,089
Net income attributable to unvested restricted stock awards	219	517
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$20,542	$32,768

Earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic
Continuing operations	$0.45	$0.92
Discontinued operations, net	0.02	0.09
Earnings per share – basic	$0.47	$1.01

Earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted
Continuing operations	$0.45	$0.92
Discontinued operations, net	0.02	0.09
Earnings per share – diluted	$0.47	$1.01

(1)             Certain amounts have been reclassified to conform to current year presentation related to discontinued operations.  Also, during the first quarter of 2009, we recognized approximately $18.5 million of additional rental income related to the modification of a lease in South San Francisco.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31,	December 31,
	2010	2009
Assets
Investments in real estate:
Rental properties	$3,937,876	$3,903,955
Less: accumulated depreciation	(538,570)	(520,647)
Rental properties, net	3,399,306	3,383,308
Land held for future development	294,631	255,025
Construction in progress	1,326,865	1,400,795
Investment in unconsolidated real estate entity	34,421	–
Investments in real estate, net	5,055,223	5,039,128
Cash and cash equivalents	70,980	70,628
Restricted cash	35,832	47,291
Tenant receivables	2,710	3,902
Deferred rent	99,248	96,700
Investments	76,918	72,882
Other assets	127,623	126,696
Total assets	$5,468,534	$5,457,227

Liabilities and Equity
Secured notes payable	$884,839	$937,017
Unsecured line of credit and unsecured term loan	1,291,000	1,226,000
Unsecured convertible notes	586,975	583,929
Accounts payable, accrued expenses, and tenant security deposits	284,830	282,516
Dividends payable	21,709	21,686
Total liabilities	3,069,353	3,051,148

Redeemable noncontrolling interests	17,490	41,441

Alexandria Real Estate Equities, Inc. stockholders’ equity:
Series C preferred stock	129,638	129,638
Series D convertible preferred stock	250,000	250,000
Common stock	439	438
Additional paid-in capital	1,987,512	1,977,062
Accumulated other comprehensive loss	(26,990)	(33,730)
Total Alexandria Real Estate Equities, Inc. stockholders’ equity	2,340,599	2,323,408
Noncontrolling interests	41,092	41,230
Total equity	2,381,691	2,364,638
Total	$5,468,534	$5,457,227

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Earnings per Share

(Unaudited)

Earnings per Share (“EPS”)

The following table presents the computation of basic and diluted EPS for the three months ended March 31, 2010 and 2009 (in thousands, except share and per share data):

	Three Months Ended March 31,
	2010	2009
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for basic earnings per share	$20,542	$32,768
Assumed conversion of 8% unsecured convertible notes	–	–
Effect of dilutive securities and assumed conversion attributable to unvested restricted stock awards	–	1
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders assuming effect of dilutive securities and assumed conversion – numerator for diluted earnings per share	$20,542	$32,769

Weighted average shares of common stock outstanding for calculating earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – denominator for basic earnings per share	43,821,765	32,478,671
Effect of dilutive securities and assumed conversion:
Dilutive effect of stock options	35,748	19,436
Assumed conversion of 8% unsecured convertible notes	–	–
Weighted average shares of common stock outstanding for calculating earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders assuming effect of dilutive securities and assumed conversion – denominator for diluted earnings per share	43,857,513	32,498,107

Earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders
Basic	$0.47	$1.01

Diluted	$0.47	$1.01

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Funds from Operations

(Unaudited)

Funds from Operations (“FFO”) (1)

The following table presents a reconciliation of net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders, the most directly comparable GAAP financial measure to FFO, to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the three months ended March 31, 2010 and 2009 (in thousands, except share and per share data):

	Three Months Ended March 31,
	2010	2009
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$20,542	$32,768
Add: Depreciation and amortization (2)	29,738	31,446
Add: Net income attributable to noncontrolling interests	935	875
Add: Net income attributable to unvested restricted stock awards	219	517
Subtract: Gain on sales of property	(24)	(2,234)
Subtract: FFO attributable to noncontrolling interests	(1,098)	(1,077)
Subtract: FFO attributable to unvested restricted stock awards	(530)	(966)
FFO attributable to Alexandria Real Estate, Inc.’s common stockholders – numerator for basic FFO per share	49,782	61,329
Add: Assumed conversion of 8% unsecured convertible notes	4,194	–
Add: Effect of dilutive securities and assumed conversion attributable to unvested restricted stock awards	4	–

FFO attributable to Alexandria Real Estate, Inc.’s common stockholders assuming effect of dilutive securities and assumed conversion – numerator for diluted FFO per share	$53,980	$61,329

Weighted average shares of common stock outstanding for calculating FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – denominator for basic FFO per share	43,821,765	32,478,671
Effect of dilutive securities and assumed conversion:
Dilutive effect of stock options	35,748	19,436
Assumed conversion of 8% unsecured convertible notes	5,797,101	–
Weighted average shares of common stock outstanding for calculating FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders assuming effect of dilutive securities and assumed conversion – denominator for diluted FFO per share	49,654,614	32,498,107

FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders
Basic	$1.14	$1.89

Diluted	$1.09	$1.89

(1)	See note regarding FFO on page 9.
(2)	Includes depreciation and amortization for assets “held for sale” reflected as discontinued operations (for the periods prior to when such assets were designated as “held for sale”).

Note Regarding Funds from Operations

GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time.  In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of NAREIT established the measurement tool of FFO.  Since its introduction, FFO has become a widely used non-GAAP financial measure among REITs.  We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT.  We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 White Paper (the “White Paper”) and related implementation guidance, which may differ from the methodology for calculating FFO utilized by other equity REITs, and, accordingly, may not be comparable to such other REITs.  The White Paper defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.